UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   August 5, 2010

EMPYREAN HOLDINGS, INC.

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(Exact name of registrant as specified in its charter)

Nevada	0-30118	88-0413417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

500 N Rainbow Blvd, Suite 300, Las Vegas, NV 89107

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(Address of principal executive offices) (Postal Code)

Registrant's telephone number, including area code: (702) 608-4140

11200 Westheimer Rd., Suite 900, Houston, TX 77042
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appoint of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2010, Robert L. Lee resigned as Director and President and CEO.   There have been no disagreements between Mr. Lee and management of the Company on any matter relating to the registrant’s operations, policies or practices.  The Company has provided a copy of the disclosures it is making herein to Mr. Lee and provided him with an opportunity to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether he agrees with the statements made by the registrant in response to this Item 5.02, and, if not, stating the respects in which he does not agree.  The letter is attached as exhibit 17.

On July 3, 2010, Christopher Raphael passed away and as a result is no longer a Director.

Effective immediately, Terri A. Hourigan was appointed a Director. She also assumed the positions of President and CEO.  Terri A. Hourigan is a major shareholder of the corporation and has assumed the President and CEO positions in the interim until a suitable candidate can be hired for those positions.  Following is a brief description of Ms. Hourigan’s business experience:

Ms. Hourigan formerly was a Court Reporter for the State of California and retired in 2006 with over 20 years of service. Since then she has been managing the development of her own subdivision project in Santa Barbara, California and still works as a freelance Court Reporter.

There are no family relationships among directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.  There have been no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which Ms. Hourigan had or are to have direct or indirect material interests, except as described below.

On July 8, 2009, the Company finalized a Purchase and Sale Agreement with Ms. Hourigan, through her Revocable Living Trust, under which the Company purchased property in Santa Barbara, California, for a total purchase price of $5,800,000.  Subsequently, pursuant to the terms of the Agreement, the Company issued 5,000,000 shares of common stock to the Trust for an option to purchase the real property.  The Company was unable to exercise its option, and Ms. Hourigan is in the process of selling the property to another buyer.

Item 9.01 Financial Statements and Exhibits

17.1

Letter on Director Resignation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 10, 2010

EMPYREAN HOLDINGS, INC.

                                                                       /s/ Terri A. Hourigan

By: Terri A. Hourigan

President and Director